Exhibit (h)(4)

Baillie Gifford Funds	December 22, 2020

_______________________________________________________________________________

Account Application Form – Class K

SUBSCRIPTION FOR SHARES OF BENEFICIAL INTEREST

Fund Name	Fund Number	Investment Amount (US$)
Baillie Gifford International Alpha Fund	601
Baillie Gifford International Growth Fund	603
Baillie Gifford EAFE Plus All Cap Fund	604
Baillie Gifford Developed EAFE All Cap Fund	605
Baillie Gifford Emerging Markets Equities Fund	606
Baillie Gifford Global Alpha Equities Fund	608
Baillie Gifford Long Term Global Growth Fund	609
Baillie Gifford U.S. Equity Growth Fund	610
Baillie Gifford Asia Ex Japan Fund	611
Baillie Gifford Global Stewardship Equities Fund	612
Baillie Gifford International Concentrated Growth Equities Fund	613
Baillie Gifford Positive Change Equities Fund	614
Baillie Gifford Multi Asset Fund	615
Baillie Gifford International Smaller Companies Fund	616
Baillie Gifford China A Shares Fund	617
Baillie Gifford Japan Growth Fund	618

		Total Investment Amount: US$

SUBSCRIBER CONTACT INFORMATION

Registration and Address

(Six lines are available for Registration and Address with a limit of thirty five characters per line.)

Registration Name
Registration Address Line 1
Registration Address Line 2
Registration Address Line 3
Registration Address Line 4
Registration Address Line 5
Registration Address Line 6
Email Address
Fax Number
Telephone Number
Tax ID
Jurisdiction of Organization
Location of Principle Office
Date of Origination (MM/DD/YYYY)
Ticker (if applicable)

Upon completion of this Form, SUBSCRIBER should send this Form, together with a completed W-9 Form and authorized signatory list by email or courier to:

BNY Mellon Asset Servicing

4400 Computer Drive Mail Stop 015-2W12

Westborough, MA 01581-1722

E-mail: BGUSNewAcctSetUp@bnymellon.com

Baillie Gifford Funds Account Application Form - Class K	December 22, 2020

SHAREHOLDER BANK INFORMATION

(Wire instructions)

Receiving Bank Information

ABA Number/Swift Code
(Swift Codes are only 8 or 11 Characters)
Bank Name
Bank City and State
Beneficiary Information

Recipient Bank Account Number
Recipient Bank Account Name
Recipient Street Address *
Recipient City, State and/or Country *
Recipient Additional Wire Information (if needed)
Further Credit Information (If needed)

Further Credit Bank Account Number
Further Credit Bank Account Name
*Further Credit Bank Street Address
*Further Credit Bank City, State and/or Country
Further Credit Additional Wire Instruction (if needed)
Ticker (if applicable)

*Full Address is required of the final destination holder; either Recipient Bank Account or Further Credit Account.

The Trust will keep these bank details on record and unless notified otherwise send all future redemption amounts to this account. If you have additional bank accounts please provide these separately.

Baillie Gifford Funds Account Application Form - Class K	December 22, 2020

AUTHORIZED SIGNATORY INFORMATION

Please also provide a separate authorized signatory list with your application, the space below is an opportunity to provide contact information for your authorized signatories if we ever need to contact them in relation to account transactions.

Authorized Signatory (1)

Name of Authorized Signatory/Job Title

Physical Location Address
(Number and Street, City, State and Zip Code)

Telephone
Email Address
Authorized Signatory (2)
Name of Authorized Signatory/Job Title

Physical Location Address
(Number and Street, City, State and Zip Code)

Telephone
Email Address
Authorized Signatory (3)
Name of Authorized Signatory/Job Title

Physical Location Address
(Number and Street, City, State and Zip Code)

Telephone
Email Address
Authorized Signatory (4)
Name of Authorized Signatory/Job Title

Physical Location Address
(Number and Street, City, State and Zip Code)

Telephone
Email Address
Authorized Signatory (5)
Name of Authorized Signatory/Job Title

Physical Location Address
(Number and Street, City, State and Zip Code)

Telephone
Email Address

If you have additional Authorized Signatory names please provide these separately.

Baillie Gifford Funds Account Application Form - Class K	December 22, 2020

ONLINE ACCESS

(Access to review account balances and statements online.)

Subscriber confirms that it wants to receive electronic access from Bank of New York Me llon. If Subscriber selects ‘Yes’ please complete the online access details below. At account opening you will be sent login instructions. Please note that group email addresses can not be accepted, the users must be individuals.

Yes ____                                                  No ____

Online User 1

First Name
Last Name
Telephone
Email Address
Online User 2
First Name
Last Name
Telephone
Email Address
Online User 3
First Name
Last Name
Telephone
Email Address
Online User 4
First Name
Last Name
Telephone
Email Address

Do you want to link another BNYM Transfer Agent account to this online access?

Yes ____ No ____ If you select ‘Yes’ please provide the account number.

Baillie Gifford Funds Account Application Form - Class K	December 22, 2020

DUPLICATE STATEMENTS FOR INTERESTED PARTIES

If you wish other individuals receive a copy of your account statements, via mail only, please list their name, contact number and full address below. Please note that individuals listed below are not authorized to transact on the represented account.

Duplicate Statement (1)

Contact Name
Telephone
Full Address
Duplicate Statement (2)
Contact Name
Telephone
Full Address
Duplicate Statement (3)
Contact Name
Telephone
Full Address

WELCOME PACKAGE

Upon account opening the welcome pack will be sent to Subscriber detailed in this Form. If you would like anybody else to receive this pack please list their name, contact number and email address below:

Additional Welcome Package Information (1)

Contact Name
Telephone
Email Address
Additional Welcome Package Information (2)
Contact Name
Telephone
Email Address
Additional Welcome Package Information (3)
Contact Name
Telephone
Email Address
Additional Welcome Package Information (4)
Contact Name
Telephone
Email Address
Additional Welcome Package Information (5)
Contact Name
Telephone
Email Address

If you have additional names please provide these separately.

Baillie Gifford Funds Account Application Form - Class K	December 22, 2020

CERTIFICATION OF BENEFICIAL OWNERS

Any missing information may delay the account from being opened. The following types of shareholders are not required to complete this section:

1.         US registered mutual funds, collective trust funds, investment companies and other pooled investment vehicles

2.         Employer sponsored retirement plans

3.         Insurance companies

4.         Local, city and state governmental institutions

5.         Companies listed on the New York or NASDAQ stock exchanges

6.         Trusts

7.         Natural persons

All other types of shareholders should complete the section below:

Certification Regarding Beneficial Owners of Legal Entity Customers

To help the US government fight financial crime, Federal regulation requires certain financial institutions to obtain, verify and record information about the beneficial owners of legal entity shareholders.

What information do I have to provide?

Please provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of Non-U.S. Persons) for the following individuals (i.e., the beneficial owners):

(i)        Each individual , if any, who owns, directly or indirectly, 25% or more of the equity interests of the shareholder (e.g., each natural person that owns 25% or more of the shares of a corporation); and

(ii)     An individual with significant responsibility for managing the shareholder (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President , Vice President, or Treasurer).

Persons opening an account on behalf of a legal entity must provide the following information:

a.         Name and Title of Natural Person Opening Account

b.         Name, Type, and Address of Shareholder

c.          The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25% or more of the equity interests of the legal entity listed above:

Name/Title	Date of Birth	Address (Residential or Business Street Address)	For US Persons: Social Security Number	For Non-US Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number

(If no individual meets this definition, please write ‘Not Applicable ‘.)

Baillie Gifford Funds Account Application Form - Class K	December 22, 2020

d.        The following information for 1 individual with significant responsibility for managing the shareholder listed above, such as:

—      An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President , Vice President, Treasurer;) or

—      Any other individual who regularly performs similar functions.

(If appropriate, an individual listed under section (c) above may also be listed in this section (d)).

Name/Title	Date of Birth	Address (Residential or Business Street Address)	For US Persons: Social Security Number	For Non-US Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number

I,	(name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature	Date

Legal Entity Identifier (optional)

INVESTMENT COMPANIES

Section 12(d)(1)(B) of the Investment Company Act of 1940, as amended (the ‘1940 Act’) contains limits on the extent to which shares in a registered open-ended investment company (the ‘acquired company’) can be knowingly sold to any other investment company (the ‘acquiring company’), or to any company controlled by the acquiring company. Please provide the following information:

1.        Is Subscriber (or any third party for the benefit of whom subscriber is making the subscription) an investment company (as defined in the 1940 Act)?

Yes ____                                             No ____

2.        Would Subscriber (or any third party for the benefit of whom subscriber is making the subscription) be an investment company but for the exclusions from the definition of ‘investment company’ provided under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act?

Yes ____                                             No ____

3.        Is Subscriber (or any third party for the benefit of whom subscriber is making the subscription) controlled by an investment company (for these purposes, any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company)?

Yes ____                                             No ____

If you have responded ‘yes’ to any of the above three questions, please contact northamericanvehiclesteam@bailliegifford.com before completing this Form.

Baillie Gifford Funds Account Application Form - Class K	December 22, 2020

SUBSCRIBER HEREBY AGREES AS FOLLOWS:

1.           SUBSCRIBER hereby subscribes for K Class shares of beneficial interest in one or more series (each a ‘Fund’) of Baillie Gifford Funds (the ‘Trust’) and in the dollar amount(s) set forth on page 1. Upon completion of this Form, SUBSCRIBER should send this Form, together with a completed W-9 Form and authorized signatory list by email or courier to:

BNY Mellon Asset Servicing

4400 Computer Drive Mail Stop 015-2W12

Westborough, MA 01581-1722

E-mail: BGUSNewAcctSetUp@bnymellon.com

After the Trust has reviewed this completed Form, SUBSCRIBER will receive notice of the acceptance or non-acceptance of the subscription. If the subscription is accepted by the Trust, SUBSCRIBER agrees to send a purchase instruction and wire immediately available funds in the amounts indicated on page 1 of this Form to the following account:

Investment Details (incoming wires)

ABA: 011001234

Bank Name: Bank of New York Mellon DDA: 0000741698

DDA Name: BNY Mellon lnvstmt Servicing as Agent for Baillie Gifford US Consolidated

Further Credit (need to be included in the wire)

1.         The name of the fund or fund number indicated on the form

2.         Your account number, as provided by Bank of New York Mellon

2.           SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this Form will be treated as dictating the terms of a subscription for shares of beneficial interest in the indicated Funds (the ‘Shares ‘) to become effective following the satisfaction of all of the conditions specified in Section 3 of this Form, unless otherwise agreed by the Trust.

3.           SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Form, (ii) SUBSCRIBER executes this Form and delivers it to the Trust or its agent in accordance with the procedures set out herein, (iii) the Trust accepts the Form, which acceptance may be withheld in the Trust’s sole discretion, and (iv) SUBSCRIBER has returned a completed purchase instruction and the Trust has confirmed that the subscription amount has been received in the account listed in Section 1 above.

4.           SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has reviewed a copy of the Prospectus relevant to the Fund the SUBSCRIBER is investing in dated August 28, 2020 for Baillie Gifford Multi Asset Fund or April 29, 2020 for the other listed Funds, as supplemented or revised from time to time (the ‘Prospectus’), relating to the offer for sale by the Trust of the Shares and has had an opportunity to review the relevant Statement of Additional Information dated August  28, 2020 for Baillie Gifford Multi Asset Fund or April 29, 2020 for the other listed Funds, as supplemented or revised from time to time (the ‘SAI’). SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the relevant Prospectus or the relevant SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5.           Distributions will be automatically reinvested in Fund shares unless SUBSCRIBER will submit a request for a cash payment with at least ten days’ prior notice, before the record date for distribution, to the transfer agent.

6.           Only for applicable accounts. Baillie Gifford Funds are responsible for tracking and reporting to the IRS your realized gains and losses on shares redeemed. Baillie Gifford Funds’ default tax lot identification method is Average Cost. If you do not want Average Cost you may change to another method below.

Note: IRS regulations do not permit the change of the method on a settled trade, therefore any method of tax lot identification must be chosen ahead of the trade being placed.

I, the SUBSCRIBER, choose a method other than Average Cost, as follows:

____ FIFO (First In, First Out)

____ HIFO (Highest In, First Out)

____ LIFO (Last In, First Out)

____ LOFO (Lowest Cost, First Out)

____ HILT (Highest Cost Long Term, First Out)

____ HIST (Highest Cost Short Term, First Out)

____ LILT (Lowest Cost Long Term, First Out)

____ LIST (Lowest Cost Short Term, First Out)

____ Specific Identification - The SUBSCRIBER will identify the type of cost basis at the time of each redemption

If the Specific Identification option is selected above, notification of the desired cost basis for each redemption should be provided alongside your redemption request to BMl.lnstlnquiry@bnymellon.com

If you wish to change your tax lot identification method in future, a request should be sent in writing to BMl.lnstlnquiry@bnymellon.com

If no option is selected above, your account will use the Fund’s default of Average Cost. If you are unsure of which tracking method is right for your tax situation, please consult a tax advisor.

7.           SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Form for its own account for investment only and not with a view to any resale or distribution.

8.           SUBSCRIBER represents that it is an Institutional Account as defined by FINRA Rule 4512(c).1

YES ____                        NO ____

Baillie Gifford Funds Account Application Form - Class K	December 22, 2020

9.           SUBSCRIBER confirms it is (a) capable of evaluating investment risks independently, both in general and with regard to transactions and investment strategies involving securities; and (b) will exercise independent judgment and consult its own advisers to consider any recommendation to invest in the Fund(s).

____ YES ____ NO

10.    SUBSCRIBER represents that it meets the eligibility criteria as set out in the relevant Prospectus for the share class SUBSCRIBER is purchasing.

11.    SUBSCRIBER represents that it is not, and it is not opening an account with the Trust for, a ‘foreign financial institution’ as defined in 31 C.F.R.  Sec 103.175(h)(generally, (a) a foreign bank; (b) any branch or office located outside the United States of any broker or dealer, futures commission merchant or mutual fund; (c) any other person organized under foreign law that, if it were located in the United States, would be a broker or dealer, futures commission  merchant or mutual fund; and (d) any person organized under foreign law that is engaged in the business as a currency dealer or exchanger or money transmitt er).

12.    SUBSCRIBER confirms that for purposes of the Volcker Rule , as defined in 12 CFR 248.2(c), the SUBSCRIBER:

____ is a ‘banking entity’      ____ is NOT a ‘banking entity’

13.    SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Form to be untrue at any time .

14.    SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares.

15.    SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Form, the relevant Prospectus, the relevant SAI, and any applicable state securities laws.

16.    SUBSCRIBER hereby agrees to supply the Trust with a fully and accurately completed U.S. Internal Revenue Service Form W-9 ; or, Such Forms when delivered will be fully and accurately completed. SUBSCRIBER hereby acknowledges that such Forms and any related information may be provided to the U.S. Internal Revenue Service (or other tax authority) or any third party service providers or other agents of the Trust.

17.    SUBSCRIBER hereby agrees to provide the Trust and/or its service providers with other information and documents that will allow the Trust to verify the identity of SUBSCRIBER. SUBSCRIBER understands that if such information is not provided, the Trust may not be able to open an account for SUBSCRIBER. SUBSCRIBER  understands that if the Trust is unable to verify SUBSCRIBER’s identity or believes the account is being used for fraudulent or illegal purposes, the Trust reserves the right to close the account and to

1 The term ‘Institutional Account ‘ means the account of: (1) a bank, savings and loan association, insurance company or registered investment co mpany; (2) an investment adviser registered either with the SEC under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions); or (3) any other person (whether a natural person, corporation, partnership, trust or otherwise)with total assets of at least $50 million as of th e date hereof (whether such assets are invested for such person’s own account or under management for the account of others).

redeem Shares and to take such other steps as the Trust deems reasonable. SUBSCRIBER further understands that the Trust or its service providers may release confidential information about SUBSCRIBER to proper  authorities if the Trust or its service providers, in their sole discretion, determine that it is in the best interests of the Trust in light of applicable laws or regulations concerning money laundering and similar activities.

18.    SUBSCRIBER hereby agrees that (i) any information provided or otherwise made available to SUBSCRIBER regarding portfolio holdings of the Trust is the confidential property of the Trust and may not be traded upon; (ii) access to such information will be limited to SUBSCRIBER’S employees and agents who are subject to a duty to keep and treat such information as confidential; and (iii) upon written request from the Trust or Baillie Gifford Overseas Limited, SUBSCRIBER shall promptly return or destroy such information. Notwithstanding any provision herein (or in the relevant Prospectus or relevant SAI) to the contrary, SUBSCRIBER may disclose confidential information of the Trust to any person or entity, or retain such information, to the extent required pursuant to: (i) any legal, judicial, or administrative proceedings, subpoena, summons, order, ruling or other legal or administrative processes; and/or (ii) applicable laws, rules, or regulations.

19.    SUBSCRIBER consents to the Trust, its representatives or agents, including its custodian, transmitting by electronic mail Fund related documents, including summary prospectuses, prospectus and supplements, annual and semi-annual reports and other periodic reports, proxy materials tax documents, periodic asset summaries, transaction confirmation and any such other reports , documents or materials.

20.    This Form shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

SUBSCRIBER

By (signature):

Print Name of the Subscriber

(entity intended to be the registered owner of the shares)

Print Title/Capacity of Person Signing

Date of Signing

Telephone

E-mail Address

CM14700 US Mutual Fund Application 1220